                                                                   Exhibit 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
RMI.NET, Inc.
Denver, Colorado

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of RMI.NET, Inc., of our report included in Form 10-K, dated February 27, 1998, with respect to the statement of income, stockholders' equity (deficit), and cash flows of RMI.NET, Inc. for the year ended December 31, 1997. We also consent to the reference of us under the heading "Experts" in such registration statement.


/s/ BAIRD, KURTZ & DOBSON
-----------------------------
BAIRD, KURTZ & DOBSON


Denver, Colorado
June 1, 2000